Exhibit 99.2

VEREIT

Quarterly Supplemental Information

amazon
Walgreens
PHOTO
PHARMACY

First Quarter 2018

VER
LISTED
NYSE

A real estate operating company which owns single-tenant commercial properties.

Discipline. Transparency. Consistency.

www.VEREIT.com

Q1 2018 SUPPLEMENTAL INFORMATION

VEREIT Supplemental Information
March 31, 2018

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 2

Q1 2018 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the three months ended March 31, 2018, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, September 30, 2017, June 30, 2017, and March 31, 2017.

Prior to the fourth quarter of 2017, the Company operated through two business segments, the real estate investment segment and the investment management segment, Cole Capital. On February 1, 2018, the Company completed the sale of Cole Capital. Substantially all of the Cole Capital segment is presented as discontinued operations and the Company's remaining financial results are reported as a single segment for all periods presented. The Company's continuing operations represent primarily those of the real estate investment segment.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT's future financial condition, results of operations and business. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,”“assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2018 guidance; the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties or other assets; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; VEREIT could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

VEREIT is a real estate company incorporated in Maryland on December 2, 2010, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes. On September 6, 2011, the Company completed its initial public offering.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company targets properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity- and value-oriented products or services. At March 31, 2018, approximately 42.9% of the Company's Annualized Rental Income was earned from Investment-Grade Tenants, Economic Occupancy Rate was 98.7% and the Weighted Average Remaining Lease Term was 9.3 years.

Tenants, Trademarks and Logos
VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans of other companies are the trademarks or service marks of such companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Glenn J. Rufrano, Chief Executive Officer	Hugh R. Frater, Non-Executive Chairman

Michael J. Bartolotta, Executive Vice President and Chief Financial Officer	David B. Henry, Independent Director

Lauren Goldberg, Executive Vice President, General Counsel and Secretary	Mary Hogan Preusse, Independent Director

Paul H. McDowell, Executive Vice President and Chief Operating Officer	Richard J. Lieb, Independent Director

Thomas W. Roberts, Executive Vice President and Chief Investment Officer	Mark S. Ordan, Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Eugene A. Pinover, Independent Director

Julie G. Richardson, Independent Director

Glenn J. Rufrano, Chief Executive Officer

Corporate Offices and Contact Information

2325 E. Camelback Road, Suite 1100	5 Bryant Park, 23rd Floor
Phoenix, AZ 85016	New York, NY 10018
800-606-3610	212-413-9100
www.VEREIT.com

Trading Symbols: VER, VER PRF

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Quarterly Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's quarterly financial results and portfolio metrics. Data presented includes both continuing operations, which primarily represent the Company's real estate operations, and discontinued operations, which represent substantially all of Cole Capital, except as otherwise indicated.

	Three Months Ended
Financial Results	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Revenue (1)	$315,074	$316,599	$306,543	$308,245	$320,898
Income (loss) from continuing operations	$29,036	$(2,479)	$12,489	$29,550	$11,935
Income (loss) from discontinued operations	3,501	(30,613)	4,005	4,636	2,855
Net income (loss)	$32,537	$(33,092)	$16,494	$34,186	$14,790
Basic and diluted income (loss) from continuing operations per share attributable to common stockholders and limited partners	$0.01	$(0.02)	$(0.01)	$0.01	$(0.01)
Basic and diluted income (loss) from discontinued operations per share attributable to common stockholders and limited partners	0.00	(0.03)	0.00	0.01	0.00
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.01	$(0.05)	$(0.00)	$0.02	$(0.00)
Normalized EBITDA from continuing operations	$262,362	$258,578	$257,996	$257,824	$265,204
Normalized EBITDA from discontinued operations	2,761	9,132	9,123	10,201	8,141
Normalized EBITDA	$265,123	$267,710	$267,119	$268,025	$273,345
FFO attributable to common stockholders and limited partners from continuing operations	$164,691	$164,500	$173,708	$166,807	$167,210
FFO attributable to common stockholders and limited partners from discontinued operations	3,501	(30,613)	4,005	4,636	2,855
FFO attributable to common stockholders and limited partners	$168,192	$133,887	$177,713	$171,443	$170,065
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.165	$0.165	$0.174	$0.167	$0.167
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	0.004	(0.031)	0.004	0.005	0.003
FFO attributable to common stockholders and limited partners per diluted share	$0.169	$0.134	$0.178	$0.172	$0.170
AFFO attributable to common stockholders and limited partners from continuing operations	$180,854	$175,807	$174,774	$174,745	$177,230
AFFO attributable to common stockholders and limited partners from discontinued operations	3,202	3,913	16,086	6,123	10,091
AFFO attributable to common stockholders and limited partners	$184,056	$179,720	$190,860	$180,868	$187,321
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.182	$0.176	$0.175	$0.175	$0.178
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	0.003	0.004	0.016	0.006	0.010
AFFO attributable to common stockholders and limited partners per diluted share	$0.185	$0.180	$0.191	$0.181	$0.188
Dividends declared per common share	$0.1375	$0.1375	$0.1375	$0.1375	$0.1375
Weighted-average shares outstanding - diluted	996,773,442	998,513,154	998,425,771	998,129,628	998,251,749

Portfolio Metrics
Operating Properties	4,063	4,091	4,093	4,105	4,105
Rentable Square Feet (in thousands)	94,666	94,418	92,228	91,094	92,950
Economic Occupancy Rate	98.7%	98.8%	99.0%	98.6%	98.4%
Weighted Average Remaining Lease Term (years)	9.3	9.5	9.5	9.5	9.6
Investment-Grade Tenants (2)	42.9%	39.6%	40.1%	40.7%	41.6%

(1)
Represents revenue from continuing operations as presented on the statement of operations in accordance with GAAP. Revenue from discontinued operations was $7.8 million, $25.0 million, $27.0 million, $27.5 million, and $26.7 million, for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

(2)	The weighted-average credit rating of our investment-grade tenants was BBB+ as of March 31, 2018.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Financial and Operations Statistics and Ratios (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$64,741		$65,097		$65,821		$66,446		$68,123
Normalized EBITDA (2)	265,123		267,710		267,119		268,025		273,345
Interest Coverage Ratio	4.10x		4.11x		4.06x		4.03x		4.01x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$64,741		$65,097		$65,821		$66,446		$68,123
Secured debt principal amortization	2,676		3,257		2,981		4,563		8,993
Dividends attributable to preferred shares	17,973		17,973		17,973		17,973		17,973
Total fixed charges	85,390		86,327		86,775		88,982		95,089
Normalized EBITDA (2)	265,123		267,710		267,119		268,025		273,345
Fixed Charge Coverage Ratio	3.10	x	3.10	x	3.08	x	3.01	x	2.87	x

	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Net Debt Ratios
Adjusted Debt Outstanding (3)	$6,022,255		$6,089,838		$5,936,439		$6,031,589		$6,277,388
Less: cash and cash equivalents	28,435		34,176		51,891		289,960		283,563
Less: cash and cash equivalents related to discontinued operations	—		2,198		2,472		2,538		2,023
Net Debt	5,993,820		6,053,464		5,882,076		5,739,091		5,991,802
Normalized EBITDA annualized (2)	1,060,492		1,070,840		1,068,476		1,072,100		1,093,380
Net Debt to Normalized EBITDA annualized ratio	5.65	x	5.65	x	5.51	x	5.35	x	5.48	x

Net Debt	$5,993,820		$6,053,464		$5,882,076		$5,739,091		$5,991,802
Gross Real Estate Investments	15,509,117		15,511,683		15,336,016		15,157,133		15,367,137
Net Debt Leverage Ratio	38.6%		39.0%		38.4%		37.9%		39.0%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$11,325,512		$11,296,918		$11,073,165		$10,541,410		$10,319,871
Gross Real Estate Investments	15,509,117		15,511,683		15,336,016		15,157,133		15,367,137
Unencumbered Asset Ratio	73.0%		72.8%		72.2%		69.5%		67.2%
___________________________________

(1)	Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP.

(2)	Includes continued and discontinued operations.

(3)	Refer to the Balance Sheets section for total debt calculated in accordance with GAAP.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Key Balance Sheet Metrics and Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	49.5%

Corporate bonds	20.3%

Secured debt	14.6%

Preferred equity	7.6%

Convertible notes	7.1%

Revolving credit facility	0.9%

Fixed vs. Variable Rate Debt

Fixed	96.5%
Swapped to Fixed	1.3%
Variable	2.2%

VEREIT Capitalization Table
	Wtd. Avg. Maturity (Years)	Rate (1)	March 31, 2018
Diluted shares outstanding			994,988
Stock price			$6.96
Implied Equity Market Capitalization			$6,925,116

Series F Perpetual Preferred (2)		6.70%	$1,070,853

Total secured debt (3)	4.0	4.90%	$2,052,255

Revolving credit facility	0.2	3.67%	$120,000
2018 convertible notes	0.3	3.00%	597,500
2019 corporate bonds	0.9	3.00%	750,000
2020 convertible notes	2.7	3.75%	402,500
2021 corporate bonds	3.2	4.13%	400,000
2024 corporate bonds	5.9	4.60%	500,000
2026 corporate bonds	8.2	4.88%	600,000
2027 corporate bonds	9.4	3.95%	600,000
Total unsecured debt	4.2	3.84%	$3,970,000

Total Adjusted Debt Outstanding	4.1	4.20%	$6,022,255

Total Capitalization			$14,018,224
Less: Cash and cash equivalents			28,435
Enterprise Value			$13,989,789

Net Debt/Enterprise Value			42.8%
Net Debt/Normalized EBITDA Annualized (4)			5.65	x
Net Debt + Preferred/Normalized EBITDA Annualized (4)			6.66	x
Fixed Charge Coverage Ratio			3.10	x
Liquidity (5)			$2,208,435
___________________________________
(1)Weighted average interest rate for variable rate debt represents the interest rate in effect as of March 31, 2018.
(2)Balance represents 42.8 million shares outstanding at March 31, 2018 multiplied by the liquidation preference of $25 per share.
(3)Omits one mortgage note payable secured by an Excluded Property with Debt Outstanding of $16.2 million and an interest rate of 9.48%.
(4)Normalized EBITDA annualized includes continued and discontinued operations.
(5)Liquidity represents cash and cash equivalents of $28.4 million and $2.2 billion available capacity on our revolving credit facility.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Assets
Real estate investments, at cost:
Land	$2,871,533	$2,865,855	$2,866,305	$2,858,662	$2,868,447
Buildings, fixtures and improvements	10,753,190	10,711,845	10,585,796	10,496,710	10,630,598
Intangible lease assets	2,035,004	2,037,675	2,027,304	2,000,292	2,017,739
Total real estate investments, at cost	15,659,727	15,615,375	15,479,405	15,355,664	15,516,784
Less: accumulated depreciation and amortization	3,059,955	2,908,028	2,784,481	2,623,050	2,494,811
Total real estate investments, net	12,599,772	12,707,347	12,694,924	12,732,614	13,021,973
Investment in unconsolidated entities	33,736	39,520	40,311	40,952	40,957
Investment in direct financing leases, net	17,476	19,539	33,402	33,892	34,909
Investment securities, at fair value	35,741	40,974	41,677	42,250	42,630
Mortgage notes receivable, net	20,072	20,294	20,510	20,722	22,545
Cash and cash equivalents	28,435	34,176	51,891	289,960	283,563
Restricted cash	28,049	27,662	27,797	40,995	46,712
Rent and tenant receivables and other assets, net	335,622	308,253	325,098	333,242	335,677
Goodwill	1,337,773	1,337,773	1,337,773	1,337,773	1,337,773
Due from affiliates, net	—	6,041	5,884	7,512	13,407
Assets related to discontinued operations and real estate assets held for sale, net	15,113	163,999	157,466	168,128	176,389
Total assets	$14,451,789	$14,705,578	$14,736,733	$15,048,040	$15,356,535

Liabilities and Equity
Mortgage notes payable and other debt, net	$2,078,593	$2,082,692	$2,115,633	$2,381,031	$2,586,917
Corporate bonds, net	2,822,830	2,821,494	2,820,164	2,228,422	2,227,307
Convertible debt, net	987,071	984,258	981,490	978,738	976,031
Credit facility, net	120,000	185,000	—	497,718	497,148
Below-market lease liabilities, net	193,703	198,551	204,051	209,566	217,721
Accounts payable and accrued expenses	126,724	136,474	143,735	137,344	130,593
Deferred rent and other liabilities	68,718	62,985	63,876	70,735	68,163
Distributions payable	177,645	175,301	172,129	168,953	165,765
Due to affiliates	—	66	8	—	7
Liabilities related to discontinued operations	—	15,881	8,678	12,054	5,257
Total liabilities	6,575,284	6,662,702	6,509,764	6,684,561	6,874,909

Series F preferred stock	428	428	428	428	428
Common stock	9,681	9,742	9,742	9,742	9,742
Additional paid-in capital	12,611,006	12,654,258	12,648,967	12,645,309	12,642,099
Accumulated other comprehensive loss	(4,284)	(3,569)	(3,330)	(1,928)	(1,795)
Accumulated deficit	(4,896,349)	(4,776,581)	(4,592,533)	(4,456,708)	(4,338,029)
Total stockholders' equity	7,720,482	7,884,278	8,063,274	8,196,843	8,312,445
Non-controlling interests	156,023	158,598	163,695	166,636	169,181
Total equity	7,876,505	8,042,876	8,226,969	8,363,479	8,481,626
Total liabilities and equity	$14,451,789	$14,705,578	$14,736,733	$15,048,040	$15,356,535

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Revenues:
Rental income	$290,631	$290,564	$282,717	$286,694	$294,172
Operating expense reimbursements	24,443	26,035	23,826	21,551	26,726
Total revenues	315,074	316,599	306,543	308,245	320,898
Operating expenses:
Acquisition-related	777	1,120	909	756	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,740	11,167	9,507	14,411	12,875
Property operating	30,565	32,429	30,645	31,627	34,016
General and administrative	15,240	18,274	13,221	14,429	12,679
Depreciation and amortization	166,152	175,259	172,383	180,148	179,012
Impairments	6,036	19,691	6,363	17,769	6,725
Total operating expenses	240,510	257,940	233,028	259,140	245,924
Operating income	74,564	58,659	73,515	49,105	74,974
Other (expense) income:
Interest expense	(70,425)	(70,694)	(71,708)	(73,621)	(73,743)
(Loss) gain on extinguishment and forgiveness of debt, net	—	(318)	9,756	9,005	(70)
Other income, net	7,436	1,989	1,131	2,463	659
Equity in income (loss) and gain on disposition of unconsolidated entities	1,065	1,958	374	513	(82)
Gain on derivative instruments, net	273	266	1,294	592	824
Total other expenses, net	(61,651)	(66,799)	(59,153)	(61,048)	(72,412)
Income (loss) before taxes and real estate dispositions	12,913	(8,140)	14,362	(11,943)	2,562
Gain (loss) on disposition of real estate and held for sale assets, net	17,335	7,104	(688)	42,639	12,481
Income (loss) from continuing operations before income taxes	30,248	(1,036)	13,674	30,696	15,043
Provision for income taxes from continuing operations	(1,212)	(1,443)	(1,185)	(1,146)	(3,108)
Income (loss) from continuing operations	29,036	(2,479)	12,489	29,550	11,935
Income (loss) from discontinued operations, net of tax	3,501	(30,613)	4,005	4,636	2,855
Net income (loss)	32,537	(33,092)	16,494	34,186	14,790
Net (income) loss attributable to non-controlling interests	(742)	970	(400)	(778)	(352)
Net income (loss) attributable to the General Partner	$31,795	$(32,122)	$16,094	$33,408	$14,438

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders and limited partners	$0.01	$(0.02)	$(0.01)	$0.01	$(0.01)
Basic and diluted net income (loss) per share from discontinued operations attributable to common stockholders and limited partners	0.00	(0.03)	0.00	0.01	0.00
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.01	$(0.05)	$(0.00)	$0.02	$(0.00)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income (loss)	$32,537	$(33,092)	$16,494	$34,186	$14,790
Dividends on non-convertible preferred stock	(17,973)	(17,973)	(17,973)	(17,973)	(17,973)
(Gain) loss on disposition of real estate assets, including joint ventures, net	(18,036)	(7,104)	688	(42,639)	(12,481)
Depreciation and amortization of real estate assets	165,182	173,829	171,576	179,433	178,295
Impairment of real estate	6,036	19,691	6,363	17,769	6,725
Proportionate share of adjustments for unconsolidated entities	446	(1,464)	565	667	709
FFO attributable to common stockholders and limited partners	$168,192	$133,887	$177,713	$171,443	$170,065
FFO attributable to common stockholders and limited partners from continuing operations	164,691	164,500	173,708	166,807	167,210
FFO attributable to common stockholders and limited partners from discontinued operations	3,501	(30,613)	4,005	4,636	2,855

Weighted-average shares outstanding - basic	972,663,193	974,212,874	974,167,088	974,160,295	973,849,610
Limited Partner OP Units and effect of dilutive securities (1)	24,110,249	24,300,280	24,258,683	23,969,333	24,402,139
Weighted-average shares outstanding - diluted (2)	996,773,442	998,513,154	998,425,771	998,129,628	998,251,749

FFO attributable to common stockholders and limited partners per diluted share (3)	$0.169	$0.134	$0.178	$0.172	$0.170
FFO attributable to common stockholders and limited partners from continuing operations per diluted share (3)	0.165	0.165	0.174	0.167	0.167
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share (3)	0.004	(0.031)	0.004	0.005	0.003

(1)	Dilutive securities include unvested restricted shares of common stock and unvested restricted stock units.

(2)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash, and any shares underlying restricted stock units that are contingently issuable which are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(3)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 11

Q1 2018 SUPPLEMENTAL INFORMATION

Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
FFO attributable to common stockholders and limited partners	$168,192	$133,887	$177,713	$171,443	$170,065

Acquisition-related expenses	777	1,120	909	756	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,086	14,969	9,507	14,411	12,875
Loss on disposition and held for sale loss on discontinued operations	2,009	20,027	—	—	—
Gain on investments	(5,638)	—	—	(65)	—
Gain on derivative instruments, net	(273)	(266)	(1,294)	(592)	(824)
Amortization of premiums and discounts on debt and investments, net	(606)	(627)	(1,442)	(1,700)	(847)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,148	1,210	1,703	1,305
Net direct financing lease adjustments	539	517	491	464	621
Amortization and write-off of deferred financing costs	5,875	5,834	6,028	6,327	6,347
Amortization of management contracts	—	2,076	4,146	4,146	4,146
Deferred and other tax (benefit) expense (1)	(1,855)	5,063	6,277	(4,318)	1,649
Loss (gain) on extinguishment and forgiveness of debt, net	—	318	(9,756)	(9,005)	70
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(11,281)	(9,955)	(10,870)	(12,797)
Equity-based compensation	2,774	5,528	3,664	4,448	3,111
Other adjustments, net	514	566	739	627	634
Proportionate share of adjustments for unconsolidated entities	12	277	(2)	48	55
Adjustment for Excluded Properties	423	564	2,625	3,045	294
AFFO attributable to common stockholders and limited partners	$184,056	$179,720	$190,860	$180,868	$187,321
AFFO attributable to common stockholders and limited partners from continuing operations	180,854	175,807	174,774	174,745	177,230
AFFO attributable to common stockholders and limited partners from discontinued operations	3,202	3,913	16,086	6,123	10,091

Weighted-average shares outstanding - basic	972,663,193	974,212,874	974,167,088	974,160,295	973,849,610
Limited Partner OP Units and effect of dilutive securities (2)	24,110,249	24,300,280	24,258,683	23,969,333	24,402,139
Weighted-average shares outstanding - diluted (3)	996,773,442	998,513,154	998,425,771	998,129,628	998,251,749

AFFO attributable to common stockholders and limited partners per diluted share (4)	$0.185	$0.180	$0.191	$0.181	$0.188
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share (4)	0.182	0.176	0.175	0.175	0.178
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share (4)	0.003	0.004	0.016	0.006	0.010

(1)
This adjustment represents the non-current portion of the provision for or benefit from income taxes in order to show only the current portion of the provision for or benefit from income taxes as an impact to AFFO.  For the three months ended December 31, 2017, this adjustment is net of an accelerated current tax benefit attributable to the expected change to the Company’s future effective tax rate.

(2)	Dilutive securities include unvested restricted shares of common stock and unvested restricted stock units.

(3)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash, and any shares underlying restricted stock units that are contingently issuable which are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(4)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 12

Q1 2018 SUPPLEMENTAL INFORMATION

EBITDA and Normalized EBITDA (unaudited, in thousands)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income (loss)	$32,537	$(33,092)	$16,494	$34,186	$14,790
Adjustments:
Interest expense	70,425	70,694	71,708	73,621	73,743
Depreciation and amortization	166,152	177,329	176,523	184,288	183,152
(Benefit from) provision for income taxes	(883)	11,843	2,053	2,571	4,254
Proportionate share of adjustments for unconsolidated entities	619	756	845	1,023	1,246
EBITDA	$268,850	$227,530	$267,623	$295,689	$277,185
(Gain) loss on disposition of real estate assets, including joint ventures, net	(18,036)	(7,104)	688	(42,639)	(12,481)
Impairments	6,036	19,691	6,363	17,769	6,725
Loss on disposition and held for sale loss on discontinued operations	2,009	20,027	—	—	—
Acquisition-related expenses	777	1,120	909	756	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,086	14,969	9,507	14,411	12,875
Gain on investments	(5,638)	—	—	(65)	—
Gain on derivative instruments, net	(273)	(266)	(1,294)	(592)	(824)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,148	1,210	1,703	1,305
Loss (gain) on extinguishment and forgiveness of debt, net	—	318	(9,756)	(9,005)	70
Net direct financing lease adjustments	539	517	491	464	621
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(11,281)	(9,955)	(10,870)	(12,797)
Program development costs write-off	—	1,343	110	—	—
Other adjustments, net	(488)	1,247	(61)	(57)	861
Proportionate share of adjustments for unconsolidated entities	(6)	(1,721)	(39)	(11)	(48)
Adjustment for Excluded Properties	40	172	1,323	472	(764)
Normalized EBITDA	$265,123	$267,710	$267,119	$268,025	$273,345
Normalized EBITDA from continuing operations	$262,362	$258,578	$257,996	$257,824	$265,204
Normalized EBITDA from discontinued operations	$2,761	$9,132	$9,123	$10,201	$8,141

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 13

Q1 2018 SUPPLEMENTAL INFORMATION

Net Operating Income (unaudited, dollars in thousands)

NOI and Cash NOI

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Rental income - as reported (1)	$290,631	$290,564	$282,717	$286,694	$294,172
Operating expense reimbursements - as reported	24,443	26,035	23,826	21,551	26,726
Property operating expense - as reported	(30,565)	(32,429)	(30,645)	(31,627)	(34,016)
NOI	284,509	284,170	275,898	276,618	286,882
Adjustments:
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(11,281)	(9,955)	(10,870)	(12,797)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,148	1,210	1,703	1,305
Net direct financing lease adjustments	539	517	491	464	621
Adjustment for Excluded Properties	40	172	1,323	447	(780)
Cash NOI	$275,315	$274,726	$268,967	$268,362	$275,231
___________________________________

(1)
Rental income includes percentage rent of $1.7 million, $1.3 million, $1.6 million, $1.2 million and $2.0 million for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

Normalized Cash NOI

Three Months Ended
March 31, 2018
Cash NOI	$275,315
Adjustments for intra-quarter acquisitions and dispositions (1)	(512)
Normalized Cash NOI	$274,803
___________________________________

(1)
For properties acquired during the three months ended March 31, 2018, the adjustment eliminates Cash NOI for such properties and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. For properties disposed of during the three months ended March 31, 2018, the adjustment eliminates Cash NOI for the period.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 14

Q1 2018 SUPPLEMENTAL INFORMATION

Same Store Contract Rental Revenue (unaudited, dollars in thousands)

The Company reviews the stabilized operating results from properties that we refer to as "same store." In determining the same store property pool, we include Operating Properties that were owned for the entirety of both the current and prior reporting periods, except for properties that during the current or prior period were under development or redevelopment. The following tables show the Company's same store portfolio statistics, which for the three months ended March 31, 2018 included 3,962(1) Operating Properties, with 86.8 million aggregate square feet, acquired prior to January 1, 2017 and owned through March 31, 2018.

	Three Months Ended March 31,		Increase/(Decrease)
	2018	2017	$ Change	% Change
Contract Rental Revenue	$265,701	$265,111	$590	0.2%
Economic Occupancy Rate	98.6%	99.2%	N/A	N/A

		Contract Rental Revenue
	Number of	Three Months Ended March 31,		Increase/(Decrease)
	Properties	2018	2017	$ Change	% Change
Retail	2,043	$109,281	$110,127	$(846)	(0.8)%
Restaurant	1,685	59,722	59,182	540	0.9%
Industrial and distribution	141	42,373	41,682	691	1.7%
Office	84	54,200	53,991	209	0.4%	(3)
Other (2)	9	125	129	(4)	(3.1)%
Total	3,962	$265,701	$265,111	$590	0.2%	(3)
___________________________________

(1)	Development and expansion properties are included in the same store population if the placed in service date was prior to January 1, 2017.

(2)	Other properties include billboards, land and parking lots.

(3)
Excluding the impact of an early office lease renewal executed in the fourth quarter of 2017, for the three months ended March 31, 2018, office same store rent would have been 3.3% and total same store rent would have been 0.8%.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 15

Q1 2018 SUPPLEMENTAL INFORMATION

Debt Outstanding and Preferred Equity Summary (unaudited, dollars in thousands)

Principal Payments Due	Total	2018	2019	2020	2021	2022	2023	2024	Thereafter
Mortgage notes payable (1)	$2,052,255	$79,667	$222,789	$265,186	$352,770	$314,839	$144,843	$665,196	$6,965
Credit Facility	120,000	120,000	—	—	—	—	—	—	—
Corporate bonds	2,850,000	—	750,000	—	400,000	—	—	500,000	1,200,000
Convertible notes	1,000,000	597,500	—	402,500	—	—	—	—	—
Total Adjusted Debt Outstanding	$6,022,255	$797,167	$972,789	$667,686	$752,770	$314,839	$144,843	$1,165,196	$1,206,965

Debt Type	Percentage of Debt Outstanding	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable (1)	34.1%	4.90%	4.0
Unsecured credit facility	2.0%	3.67%	0.2
Corporate bonds	47.3%	4.03%	5.4
Convertible notes	16.6%	3.30%	1.3
Total	100.0%	4.20%	4.1

Debt Type	Percentage of Debt Outstanding	Weighted-Average Effective Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	65.9%	3.84%	4.2
Total secured debt	34.1%	4.90%	4.0
Total	100.0%	4.20%	4.1

Total fixed-rate debt (2)	97.8%	4.21%	4.2
Total variable-rate debt	2.2%	3.87%	0.3
Total	100.0%	4.20%	4.1

Preferred Equity	Balance (3)	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$1,070,853	100.00%	6.7%
___________________________________

(1)	Omits one mortgage note payable secured by an Excluded Property with Debt Outstanding of $16.2 million and an interest rate of 9.48%.

(2)
Includes $78.6 million of variable rate mortgage notes effectively fixed through the use of interest rate swap agreements. Debt payment obligations in future periods are based on the effective interest rates fixed under the agreements.

(3)	Balance represents 42.8 million shares outstanding at March 31, 2018 multiplied by the liquidation preference of $25 per share.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 16

Q1 2018 SUPPLEMENTAL INFORMATION

Debt and Preferred Equity Summary (cont.) (unaudited, dollars in millions)

___________________________________

(1)	Omits one mortgage note payable secured by an Excluded Property with Debt Outstanding of $16.2 million and an interest rate of 9.48%.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 17

Q1 2018 SUPPLEMENTAL INFORMATION

Mortgage Notes Payable (unaudited, dollars in thousands)

Lender	Maturity		Adjusted Debt Outstanding As Of March 31, 2018	Coupon Rate		Effective Rate (1)	Payment Terms (2)
Cantor Commercial Real Estate Lending, L.P.	01/06/24		$465,000	4.97%		4.97%	I/O
Cantor Commercial Real Estate Lending, L.P.	01/06/24		155,000	4.97%		4.97%	I/O
JPMorgan Chase Bank, N.A.	09/01/20	(3)	95,157	5.55%		5.55%	P&I
Wells Fargo Bank, National Association	03/01/23	(3)	74,250	4.23%		4.23%	I/O
Wells Fargo Bank, National Association	07/01/22	(3)	68,110	4.54%		4.54%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	06/06/20		61,377	5.73%		5.73%	P&I
Wells Fargo Bank, National Association	05/01/21		60,450	5.54%		5.54%	I/O
PNC Bank, National Association	01/01/19		59,500	4.10%		4.10%	I/O
Citigroup Global Markets Realty Corp	05/06/22		54,300	6.05%		6.05%	I/O
American General Life Insurance Company	11/01/21		51,250	5.25%		5.25%	I/O
Capital One, N.A.	11/20/19		51,180	1mo. Libor + 1.95%	(4)	3.61%	P&I
JPMorgan Chase Bank, N.A.	05/01/21		46,910	5.53%		5.53%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	05/06/21	(3)	46,670	5.92%		5.92%	I/O
People's United Bank	04/01/21		41,396	5.55%		5.55%	P&I
Wells Fargo Bank, National Association	06/01/22	(3)	41,000	4.73%		4.73%	I/O
Morgan Stanley Mortgage Capital Holdings LLC	01/01/23		40,800	4.46%		4.46%	I/O
JPMorgan Chase Bank, N.A.	06/01/20		40,105	5.71%		5.71%	P&I
JPMorgan Chase Bank, N.A.	11/01/19	(3)	38,500	4.10%		4.10%	I/O
The Royal Bank of Scotland Plc	01/01/21		33,907	5.48%		5.48%	I/O
Goldman Sachs Mortgage Company	12/06/20		31,500	5.25%		5.25%	I/O
Oritani Bank	05/01/24		30,050	3.25%		3.25%	I/O through 05/01/2019, then P&I
Goldman Sachs Mortgage Company	12/06/20		30,000	5.25%		5.25%	I/O
Jackson National Life Insurance Company	10/01/18	(3)	29,450	4.25%		4.25%	I/O
German American Capital Corporation	10/06/22	(3)	29,160	4.48%		4.48%	I/O
German American Capital Corporation	10/06/22	(3)	28,440	4.48%		4.48%	I/O
PNC Bank, National Association	06/01/22		27,750	4.22%		4.22%	I/O
GS Commercial Real Estate LP	08/06/19	(3)	27,725	4.73%		4.73%	I/O
BOKF, NA dba Bank of Oklahoma	07/29/18		27,393	1mo. Libor + 2.75%	(4)	4.49%	P&I
Jackson National Life Insurance Company	07/01/19		27,200	3.10%		3.10%	I/O
PNC Bank, National Association	09/01/22		26,860	4.00%		4.00%	P&I
John Hancock Life Insurance Company	10/03/22		22,500	4.04%		4.04%	I/O
Aviva Life and Annuity Company	07/01/21		19,600	5.02%		5.02%	I/O through 07/01/2019, then P&I
The Variable Annuity Life Insurance Company	01/01/23		19,525	4.00%		4.00%	I/O
Morgan Stanley Mortgage Capital Holdings LLC	05/10/21		19,513	5.67%		5.67%	I/O
Oritani Bank	05/01/24		18,889	3.25%		3.25%	I/O through 05/01/2019, then P&I
German American Capital Corp	06/06/22		18,675	4.60%		4.60%	P&I
The Royal Bank of Scotland Plc	03/01/21		18,100	5.88%		5.88%	I/O
JPMorgan Chase Bank, National Association	05/01/21	(3)	15,237	5.54%		5.54%	P&I
Amegy Bank, National Association	08/19/18		14,943	1mo. Libor + 2.95%		5.06%	P&I

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 18

Q1 2018 SUPPLEMENTAL INFORMATION

Mortgage Notes Payable (unaudited, dollars in thousands)

Lender	Maturity	Adjusted Debt Outstanding As Of March 31, 2018		Coupon Rate	Effective Rate (1)	Payment Terms (2)
JPMorgan Chase Bank, N.A.	07/01/20	$10,973		5.50%	5.50%	P&I
40/86 Mortgage Capital, Inc.	01/01/19	10,050		5.00%	5.00%	I/O
Monumental Life Insurance Company	04/01/23	9,262		3.95%	3.95%	P&I
Transamerica Life Insurance Company	08/01/30	6,639		5.57%	5.57%	P&I
Transamerica Life Insurance Company	08/01/30	5,913		5.32%	5.32%	P&I
Capital Lease Funding, LLC	07/15/18	1,149		7.20%	7.20%	P&I
US Bank National Association	04/15/19	560		5.40%	5.40%	P&I
Transamerica Life Insurance Company	08/01/30	337		5.93%	5.93%	P&I
		$2,052,255	(5)		4.90%
___________________________________

(1)	Represents the interest rate in effect at March 31, 2018. For loans subject to interest rate swaps, this represents the all-in fixed interest rate.

(2)	I/O means interest only is due monthly with the principal due at maturity. P&I means both principal and interest are due monthly.

(3)
The maturity date shown represents the anticipated maturity date of the loan as specified in the loan agreement. Should the loan not be repaid at the anticipated maturity date, the applicable interest rate will increase as specified in the loan agreement.

(4)	Variable-rate loan fixed by way of interest rate swap agreement.

(5)	Omits one mortgage note payable secured by an Excluded Property with Debt Outstanding of $16.2 million and an interest rate of 9.48%.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 19

Q1 2018 SUPPLEMENTAL INFORMATION

Credit Facility and Corporate Bond Covenants (unaudited)

The following is a summary of key financial covenants for the Company's unsecured credit facility and corporate bonds, as defined and calculated per the terms of the facility's credit agreement and the bonds' governing documents, respectively. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that the Company is in compliance with the financial covenants and are not measures of our liquidity or performance. As of March 31, 2018, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Unsecured Credit Facility Key Covenants	Required	March 31, 2018
Minimum tangible net worth	≥ $5.5B	$9.6B
Ratio of total indebtedness to total asset value	≤ 60%	38.0%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	3.00x
Ratio of secured indebtedness to total asset value	≤ 45%	12.9%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	33.9%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 1.75x	5.07x
Minimum unencumbered asset value	≥ $8.0B	$11.6B

Corporate Bond Key Covenants	Required	March 31, 2018
Limitation on incurrence of total debt	≤ 65%	37.9%
Limitation on incurrence of secured debt	≤ 40%	13.1%
Debt service coverage	≥ 1.5x	4.12x
Maintenance of total unencumbered assets	≥ 150%	292.6%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 20

Q1 2018 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands)

Acquisitions
The following table summarizes the Company's property acquisition activity during the three months ended March 31, 2018.

Property Type	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (1)	Weighted Average Cash Cap Rate	Purchase Price
Retail	9	868	14.4	6.9%	$97,580
Industrial	3	304	10.7	6.6%	41,584
Total acquisitions	12	1,172	13.3	6.8%	$139,164

Dispositions
The following table summarizes the Company's property disposition activity and the related gains/losses during the three months ended March 31, 2018.

Property Type	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (2)	Weighted Average Cash Cap Rate (3)	Sale Price	Gain (Loss)
Retail	29	158	3.3	8.5%	$33,248	$3,535
Office	1	161	11.5	7.0%	49,784	8,655
Red Lobster - GGC Participation (4)	3	22	21.4	7.1%	9,486	487
Other restaurants	1	2	0.8	N/A	555	5
Vacant (5)	5	575	N/A	N/A	26,092	5,885
Other (6)	2	241	7.6	8.2%	17,050	328
Total dispositions	41	1,159	9.2	7.6%	$136,215	$18,895
Held for sale assets						(859)
Total gain on disposition of real estate, including joint ventures, net						$18,036
___________________________________

(1)	Represents the remaining lease term from the date of acquisition.

(2)	Represents the remaining lease term from the date of sale.

(3)
Excludes certain properties' cash cap rates considered not meaningful due to factors such as physical and economic vacancy or short remaining lease terms. Of the $136.2 million of dispositions, $105.4 million was used in the total weighted average cash cap rate calculation of 7.6%.

(4)
The Red Lobster properties were sold under an agreement with the tenant, under which the tenant received a portion of the sales proceeds. The sales price and cash cap rate presented are based on our proceeds after making the participation payment to the tenant. The cash cap rate on the gross sales price of $11.1 million was 6.1%.

(5)	Represents four restaurant properties and one industrial property.

(6)
Includes one restaurant property relinquished to the ground lessor upon termination of the ground lease for no proceeds, and one property owned by an unconsolidated joint venture in which the Company held a 50% interest. Sales price presented represents the Company's pro rata share of the gross sales price of $34.1 million. Gain (loss) amounts also include partial condemnations or easements related to certain properties and post-closing adjustments.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 21

Q1 2018 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Rental Income)

___________________________________________________
___________________________________________________

___________________________________________________
___________________________________________________

Statistics (square feet in thousands)

Operating Properties	4,063
Rentable Square Feet	94,666
Economic Occupancy Rate	98.7%
Weighted Average Remaining Lease Term	9.3
Investment-Grade Tenants	42.9%
Flat leases	20.8%
NNN leases	62.9%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 22

Q1 2018 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Tenant Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	26	2,040	2.2%	$74,536	6.5%	B-
Walgreens	124	1,756	1.9%	43,100	3.7%	BBB
Family Dollar	151	3,363	3.6%	36,753	3.2%	BBB-
Dollar General	406	3,758	4.0%	34,552	3.0%	BBB
CVS	97	1,378	1.5%	31,184	2.7%	BBB
FedEx	46	3,230	3.4%	30,428	2.6%	BBB
Albertson's	33	1,923	2.0%	23,633	2.0%	B
BJ's Wholesale Club	3	2,223	2.3%	19,921	1.7%	B-
L.A. Fitness	23	986	1.0%	19,029	1.6%	B+
Petsmart	15	906	1.0%	18,555	1.6%	CCC+
Total	924	21,563	22.9%	$331,691	28.6%

Tenant Industry Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Casual Dining	325	4,445	4.7%	$158,467	13.7%
Manufacturing	53	16,956	17.9%	111,111	9.6%
Restaurants - Quick Service	837	3,395	3.6%	101,400	8.8%
Retail - Discount	599	10,380	11.0%	94,039	8.2%
Retail - Pharmacy	240	3,578	3.8%	82,382	7.1%
Retail - Home & Garden	108	8,456	8.9%	60,203	5.2%
Retail - Grocery & Supermarket	85	5,391	5.7%	57,834	5.0%
Finance	238	2,298	2.4%	50,868	4.4%
Professional Services	56	3,575	3.8%	47,404	4.1%
Retail - Motor Vehicle	181	5,992	6.3%	41,284	3.6%
Total	2,722	64,466	68.1%	$804,992	69.7%

Geographic Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	556	10,883	11.5%	$149,446	13.0%
Ohio	295	8,465	8.9%	67,693	5.9%
Florida	255	4,596	4.9%	64,638	5.6%
Illinois	157	4,545	4.8%	62,684	5.4%
Pennsylvania	147	5,606	5.9%	54,974	4.8%
California	73	4,516	4.8%	53,602	4.6%
Georgia	186	3,793	4.0%	42,676	3.7%
Michigan	183	2,187	2.3%	38,115	3.3%
Indiana	135	4,101	4.3%	37,976	3.3%
North Carolina	162	3,355	3.5%	37,560	3.3%
Total	2,149	52,047	54.9%	$609,364	52.9%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 23

Q1 2018 SUPPLEMENTAL INFORMATION

Metropolitan Statistical Area (MSA) Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Chicago, IL	98	4,062	4.3%	$53,251	4.6%
Dallas, TX	113	3,560	3.8%	50,178	4.3%
Houston, TX	91	2,598	2.7%	28,383	2.5%
Atlanta, GA	86	2,729	2.9%	27,090	2.3%
Philadelphia, PA	45	1,983	2.1%	26,509	2.3%
Boston, MA	26	1,810	1.9%	24,806	2.2%
New York, NY	24	1,100	1.2%	24,534	2.1%
Phoenix, AZ	46	1,147	1.2%	21,943	1.9%
Cincinnati, OH	42	2,245	2.4%	17,894	1.6%
Los Angeles, CA	13	1,480	1.6%	17,483	1.5%
Total	584	22,714	24.1%	$292,071	25.3%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 24

Q1 2018 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Rental Revenue (unaudited, square feet and dollars in thousands)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	26	2,040	2.2%	$74,536	6.5%	B-
Walgreens	124	1,756	1.9%	43,100	3.7%	BBB
Family Dollar	151	3,363	3.6%	36,753	3.2%	BBB-
Dollar General	406	3,758	4.0%	34,552	3.0%	BBB
CVS	97	1,378	1.5%	31,184	2.7%	BBB
FedEx	46	3,230	3.4%	30,428	2.6%	BBB
Albertson's	33	1,923	2.0%	23,633	2.0%	B
BJ's Wholesale Club	3	2,223	2.3%	19,921	1.7%	B-
L.A. Fitness	23	986	1.0%	19,029	1.6%	B+
Petsmart	15	906	1.0%	18,555	1.6%	CCC+
Citizens Bank	139	723	0.8%	16,827	1.5%	A-
Goodyear	10	4,728	5.0%	16,550	1.4%	BB
Tractor Supply	61	1,274	1.3%	16,484	1.4%	NR
Amazon	3	3,048	3.2%	14,159	1.2%	AA-
Advance Auto Parts	106	736	0.8%	12,042	1.0%	BBB-
Home Depot	11	1,695	1.8%	11,586	1.0%	A
Total	1,254	33,767	35.8%	$419,339	36.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 25

Q1 2018 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands)

Industry	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administration & Support Services	4	427	0.5%	$4,003	0.3%
Agricultural	2	138	0.1%	1,245	0.1%
Education	5	219	0.2%	2,155	0.2%
Entertainment & Recreation	25	1,035	1.1%	20,429	1.8%
Finance	238	2,298	2.4%	50,868	4.4%
Government & Public Services	22	930	1.0%	19,055	1.7%
Healthcare	10	1,058	1.1%	16,616	1.4%
Information & Communication	11	507	0.5%	7,755	0.7%
Insurance	11	1,309	1.4%	25,647	2.2%
Logistics	50	4,052	4.3%	37,762	3.3%
Manufacturing	53	16,956	17.9%	111,111	9.6%
Mining & Natural Resources	4	412	0.4%	6,605	0.6%
Other Services	17	476	0.5%	2,149	0.2%
Professional Services	56	3,575	3.8%	47,404	4.1%
Rental	11	719	0.8%	6,885	0.6%
Restaurants - Casual Dining	325	4,445	4.7%	158,467	13.7%
Restaurants - Quick Service	837	3,395	3.6%	101,400	8.8%
Retail - Apparel & Jewelry	17	1,537	1.6%	17,317	1.5%
Retail - Department Stores	13	964	1.0%	8,010	0.7%
Retail - Discount	599	10,380	11.0%	94,039	8.2%
Retail - Electronics & Appliances	17	1,541	1.6%	10,473	0.9%
Retail - Gas & Convenience	125	554	0.6%	28,409	2.5%
Retail - Grocery & Supermarket	85	5,391	5.7%	57,834	5.0%
Retail - Hobby, Books & Music	14	1,822	1.9%	10,674	0.9%
Retail - Home & Garden	108	8,456	8.9%	60,203	5.2%
Retail - Home Furnishings	44	1,487	1.6%	18,315	1.6%
Retail - Internet	3	3,048	3.2%	14,159	1.2%
Retail - Medical Services	62	529	0.6%	11,842	1.0%
Retail - Motor Vehicle	181	5,992	6.3%	41,284	3.6%
Retail - Office Supply	4	58	0.1%	934	0.1%
Retail - Pet Supply	19	964	1.0%	19,596	1.7%
Retail - Pharmacy	240	3,578	3.8%	82,382	7.1%
Retail - Specialty (Other)	25	589	0.6%	6,643	0.6%
Retail - Sporting Goods	20	1,710	1.8%	22,627	2.0%
Retail - Warehouse Clubs	7	2,631	2.8%	23,035	2.0%
Other	22	284	0.3%	6,270	0.5%
Total	3,286	93,466	98.7%	$1,153,602	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 26

Q1 2018 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
United States
Alabama	149	1,643	1.7%	$25,293	2.2%
Alaska	3	25	—%	777	0.1%
Arizona	74	1,895	2.0%	32,769	2.8%
Arkansas	96	1,093	1.2%	13,911	1.2%
California	73	4,516	4.8%	53,602	4.6%
Colorado	48	1,777	1.9%	25,676	2.2%
Connecticut	17	86	0.1%	2,374	0.2%
Delaware	11	97	0.1%	2,043	0.2%
Florida	255	4,596	4.9%	64,638	5.6%
Georgia	186	3,793	4.0%	42,676	3.7%
Idaho	16	130	0.1%	3,247	0.3%
Illinois	157	4,545	4.8%	62,684	5.4%
Indiana	135	4,101	4.3%	37,976	3.3%
Iowa	49	908	1.0%	10,539	0.9%
Kansas	41	2,134	2.3%	10,124	0.9%
Kentucky	83	2,241	2.4%	24,410	2.1%
Louisiana	94	1,612	1.7%	21,468	1.9%
Maine	26	703	0.7%	9,124	0.8%
Maryland	28	610	0.6%	14,567	1.3%
Massachusetts	36	2,568	2.7%	30,063	2.6%
Michigan	183	2,187	2.3%	38,115	3.3%
Minnesota	53	842	0.9%	10,362	0.9%
Mississippi	75	1,951	2.1%	15,487	1.3%
Missouri	157	1,743	1.8%	23,035	2.0%
Montana	9	115	0.1%	1,958	0.2%
Nebraska	19	321	0.3%	5,399	0.5%
Nevada	28	717	0.8%	8,478	0.7%
New Hampshire	19	253	0.3%	4,435	0.4%
New Jersey	31	1,614	1.7%	34,684	3.0%
New Mexico	47	924	1.0%	12,625	1.0%
New York	78	1,524	1.6%	27,639	2.4%
North Carolina	162	3,355	3.5%	37,560	3.3%
North Dakota	12	201	0.2%	4,268	0.4%
Ohio	295	8,465	8.9%	67,693	5.9%
Oklahoma	77	2,021	2.1%	24,855	2.2%
Oregon	13	88	0.1%	2,254	0.2%
Pennsylvania	147	5,606	5.9%	54,974	4.8%
Rhode Island	13	172	0.2%	3,226	0.3%
South Carolina	115	3,318	3.5%	27,196	2.4%
South Dakota	12	180	0.2%	2,169	0.2%
Tennessee	110	3,579	3.8%	30,378	2.5%
Texas	556	10,883	11.5%	149,446	13.0%
Utah	11	440	0.5%	5,204	0.5%
Vermont	7	24	—%	292	—%
Virginia	100	2,771	2.9%	34,086	3.0%
Washington	25	710	0.8%	12,502	1.0%
West Virginia	39	256	0.3%	6,062	0.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 27

Q4 2017 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (cont.) (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Wisconsin	81	1,184	1.2%	17,143	1.5%
Wyoming	8	54	0.1%	1,436	0.1%
Territories
Puerto Rico	3	88	0.1%	2,335	0.2%
Canadian Provinces
Ontario	1	7	—%	345	—%
Total	4,063	94,666	100.0%	$1,153,602	100.0%

Percentages based on Annualized Rental Income.

Canada and Puerto Rico: 4 Properties, 0.2%
PACIFIC NORTHWEST
74 Properties
1.9%
PACIFIC SOUTHWEST
281 Properties
12.0%
MIDWEST
899 Properties
19.2%
NORTHEAST
227 Properties
9.7%
MID-ATLANTIC
703 Properties
17.7%
SOUTHWEST
823 Properties
18.2%
SOUTHEAST
1,052 Properties
21.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 28

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2018	115	1,319	1.4%	$18,925	1.6%
2019	168	2,745	2.9%	44,563	3.9%
2020	218	3,929	4.2%	42,486	3.7%
2021	190	10,545	11.1%	84,235	7.3%
2022	261	9,248	9.8%	78,433	6.8%
2023	267	6,222	6.6%	77,694	6.7%
2024	178	9,089	9.6%	106,345	9.2%
2025	266	4,193	4.4%	59,899	5.2%
2026	229	8,696	9.2%	82,492	7.2%
2027	361	7,722	8.2%	103,772	9.0%
Thereafter	1,033	29,758	31.3%	454,758	39.4%
Total	3,286	93,466	98.7%	$1,153,602	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 29

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2018
Retail	58	809	0.9%	$9,833	0.9%
Restaurant	47	216	0.2%	4,608	0.3%
Industrial & distribution	5	137	0.1%	905	0.1%
Office	3	157	0.2%	3,561	0.3%
Other (1)	2	—	—%	18	—%
Total 2018	115	1,319	1.4%	$18,925	1.6%

2019
Retail	79	1,371	1.4%	$16,777	1.5%
Restaurant	74	300	0.3%	6,991	0.6%
Industrial & distribution	2	68	0.1%	486	—%
Office	13	1,006	1.1%	20,309	1.8%
Total 2019	168	2,745	2.9%	$44,563	3.9%

2020
Retail	101	1,212	1.3%	$15,876	1.4%
Restaurant	96	421	0.4%	7,988	0.6%
Industrial & distribution	8	1,352	1.4%	5,222	0.5%
Office	12	944	1.1%	13,399	1.2%
Other (1)	1	—	—%	1	—%
Total 2020	218	3,929	4.2%	$42,486	3.7%

2021
Retail	86	1,361	1.4%	$21,480	1.9%
Restaurant	68	359	0.4%	9,018	0.8%
Industrial & distribution	17	7,168	7.5%	26,088	2.3%
Office	18	1,657	1.8%	27,626	2.3%
Other (1)	1	—	—%	23	—%
Total 2021	190	10,545	11.1%	$84,235	7.3%

___________________________________

(1)	Includes billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 30

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2022
Retail	169	2,225	2.4%	$30,327	2.6%
Restaurant	52	256	0.3%	6,763	0.6%
Industrial & distribution	26	5,474	5.7%	19,231	1.7%
Office	13	1,293	1.4%	22,039	1.9%
Other (1)	1	—	—%	73	—%
Total 2022	261	9,248	9.8%	$78,433	6.8%

2023
Retail	173	2,304	2.4%	$31,260	2.7%
Restaurant	64	257	0.3%	6,456	0.6%
Industrial & distribution	16	2,443	2.6%	16,238	1.3%
Office	14	1,218	1.3%	23,740	2.1%
Total 2023	267	6,222	6.6%	$77,694	6.7%

2024
Retail	105	2,233	2.4%	$30,201	2.6%
Restaurant	45	234	0.2%	6,110	0.6%
Industrial & distribution	10	3,374	3.6%	14,281	1.2%
Office	17	3,248	3.4%	55,714	4.8%
Other (1)	1	—	—%	39	—%
Total 2024	178	9,089	9.6%	$106,345	9.2%

2025
Retail	190	1,825	1.9%	$32,312	2.8%
Restaurant	62	264	0.3%	7,290	0.6%
Industrial & distribution	10	1,630	1.7%	13,022	1.1%
Office	4	474	0.5%	7,275	0.7%
Total 2025	266	4,193	4.4%	$59,899	5.2%
___________________________________

(1)	Includes billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 31

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2026
Retail	90	1,979	2.1%	$22,132	1.9%
Restaurant	117	540	0.6%	19,440	1.7%
Industrial & distribution	16	5,439	5.7%	25,631	2.2%
Office	6	738	0.8%	15,289	1.4%
Total 2026	229	8,696	9.2%	$82,492	7.2%

2027
Retail	249	3,889	4.1%	$51,579	4.5%
Restaurant	97	860	0.9%	27,793	2.4%
Industrial & distribution	10	2,399	2.5%	16,319	1.4%
Office	5	574	0.7%	8,081	0.7%
Total 2027	361	7,722	8.2%	$103,772	9.0%

Thereafter
Retail	588	14,641	15.4%	$216,084	18.7%
Restaurant	400	4,012	4.2%	154,448	13.4%
Industrial & distribution	30	9,881	10.4%	58,491	5.1%
Office	12	1,224	1.3%	25,320	2.2%
Other (1)	3	—	—%	415	—%
Total Thereafter	1,033	29,758	31.3%	$454,758	39.4%

Total Remaining Lease Expirations	3,286	93,466	98.7%	$1,153,602	100.0%
___________________________________

(1)	Includes billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 32

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited)

Rent Escalations
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Fixed dollar or percent increase	2,082	62,805	66.4%	$802,064	69.6%
CPI	192	7,233	7.6%	111,157	9.6%
Flat	1,012	23,428	24.7%	240,381	20.8%
Total	3,286	93,466	98.7%	$1,153,602	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 33

Q1 2018 SUPPLEMENTAL INFORMATION

Lease Summary (cont.) (unaudited)

Tenant Expense Obligation
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
NNN	2,330	56,535	59.7%	$725,070	62.9%
NN	924	35,728	37.7%	400,890	34.7%
Other (1)	32	1,203	1.3%	27,642	2.4%
Total	3,286	93,466	98.7%	$1,153,602	100.0%
___________________________________

(1)	Includes gross, modified gross and billboard.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 34

Q1 2018 SUPPLEMENTAL INFORMATION

Property Type Diversification (unaudited, square feet and dollars in thousands)

Property Type Diversification

Property Type	Number of Properties (1)	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail (1)	2,112	34,368	36.3%	$477,861	41.4%
Restaurant	1,707	8,168	8.6%	256,905	22.3%
Industrial and distribution	151	39,366	41.6%	195,914	17.0%
Office	84	12,764	13.5%	222,353	19.3%
Other (2)	9	—	—%	569	—%
Total	4,063	94,666	100.0%	$1,153,602	100.0%
___________________________________
(1) Includes 10 anchored shopping centers, representing 1.7% of Annualized Rental Income.
(2) Includes billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 35

Q1 2018 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Retail (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	2,112
Rentable Square Feet	34,368
Economic Occupancy Rate	98.5%
Weighted Average Remaining Lease Term	9.5
Investment-Grade Tenants	53.3%
Flat leases	33.2%
NNN leases	66.6%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 36

Q1 2018 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Restaurants (unaudited, percentages based on Annualized Rental Income of the restaurant properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	1,707
Rentable Square Feet	8,168
Economic Occupancy Rate	94.5%
Weighted Average Remaining Lease Term	12.8
Investment-Grade Tenants	3.0%
Flat leases	7.7%
NNN leases	99.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Industrial and Distribution (unaudited, percentages based on Annualized Rental Income of the industrial & distribution properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	151
Rentable Square Feet	39,366
Economic Occupancy Rate	100.0%
Weighted Average Remaining Lease Term	8.3
Investment-Grade Tenants	53.3%
Flat leases	21.4%
NNN leases	53.3%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Office (unaudited, percentages based on Annualized Rental Income of the office properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	84
Rentable Square Feet	12,764
Economic Occupancy Rate	98.2%
Weighted Average Remaining Lease Term	5.8
Investment-Grade Tenants	57.7%
Flat leases	8.8%
NNN leases	20.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and excludes any bad debt allowances and any contingent rent, such as percentage rent. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Cash Cap Rate equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at acquisition or disposition divided by the purchase or sale price. For properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For development projects, Cash Cap Rate equals the estimated future 12-month NOI from the date rent commences divided by the total estimated investment. For certain properties, the Cash Cap Rate is equal to future 12-month Contract Rental Revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Triple Net Leases.

Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. Therefore, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of Contract Rental Revenue for the three months ended March 31, 2018 and 2017 (dollar amounts in thousands):

	Three Months Ended March 31,
	2018	2017
Rental income - as reported	$290,631	$294,172
Adjustments:
Straight-line rent	(10,966)	(12,723)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,305
Net direct financing lease adjustments	539	621
Other non-contract rental revenue	(833)	(102)
Contract Rental Revenue - Excluded Properties	—	(901)
Contract Rental Revenue	$280,858	$282,372

CPI is a lease in which base rent is adjusted based on changes in a consumer price index.
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Debt Outstanding and Adjusted Debt Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions (cont.)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Mortgage notes payable and other debt, net	$2,078,593	$2,082,692	$2,115,633	$2,381,031	$2,586,917
Corporate bonds, net	2,822,830	2,821,494	2,820,164	2,228,422	2,227,307
Convertible debt, net	987,071	984,258	981,490	978,738	976,031
Credit facility, net	120,000	185,000	—	497,718	497,148
Total debt - as reported	6,008,494	6,073,444	5,917,287	6,085,909	6,287,403
Adjustments:
Deferred financing costs, net	44,969	48,232	51,687	48,135	51,936
Net premiums	(15,008)	(15,638)	(16,335)	(18,599)	(20,131)
Debt Outstanding	6,038,455	6,106,038	5,952,639	6,115,445	6,319,208
Debt Outstanding - Excluded Properties	(16,200)	(16,200)	(16,200)	(83,856)	(41,820)
Adjusted Debt Outstanding	$6,022,255	$6,089,838	$5,936,439	$6,031,589	$6,277,388

Direct Financing Lease is a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount booked is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot).

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Normalized EBITDA
Normalized EBITDA, as disclosed, represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation, merger and other non-routine transactions costs, net of insurance recoveries, gains or losses on disposition of real estate, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Economic Occupancy Rate equals the sum of square feet leased (including month-to-month agreements) divided by Rentable Square Feet.
Enterprise Value equals the sum of the Implied Equity Market Capitalization, preferred stock and Net Debt.

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation.

Excluded Properties during the three months ended and at March 31, 2017, were one vacant office property and one vacant industrial property, comprising an aggregate of 578,000 square feet with aggregate Debt Outstanding of $41.8 million. Excluded Properties during the three months ended June 30, 2017, were two vacant office properties and five industrial properties, two of

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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions (cont.)

which were vacant. Excluded Properties at June 30, 2017, and during the three months ended September 30, 2017, were two vacant office properties and one vacant industrial property, comprising an aggregate 991,000 square feet with aggregate Debt Outstanding of $83.9 million. At September 30, 2017, December 31, 2017, and March 31, 2018, the Excluded Property was one vacant industrial property, comprising 307,275 square feet with Debt Outstanding of $16.2 million.
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Debt Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Flat Lease is a lease that requires equal rent payments, with no increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on depreciable real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation, merger and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities.
Implied Equity Market Capitalization equals shares of common stock outstanding, including restricted stock awards, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange.
Industry is derived from the North American Industry Classification System, NAICS, which is a system used by Federal statistical agencies to classify business establishments, for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.
Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest expense - as reported	$(70,425)	$(70,694)	$(71,708)	$(73,621)	$(73,743)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(5,927)	(5,886)	(6,063)	(6,399)	(6,443)
Amortization of net premiums	626	681	1,478	1,797	1,881
Interest Expense, excluding non-cash amortization - Excluded Properties	(383)	(392)	(1,302)	(2,573)	(1,058)
Interest Expense, excluding non-cash amortization	$(64,741)	$(65,097)	$(65,821)	$(66,446)	$(68,123)
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher.  The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Metropolitan Statistical Area (MSA) is a large metropolitan area represented by a large group of zip codes, as defined by Real Capital Analytics.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents, including those related to discontinued operations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents rental and other property income and tenant reimbursement income less property operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, acquisition-related expenses and litigation and other non-routine costs. Cash NOI excludes the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI omits the Cash NOI impact of Excluded Properties. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
The following table shows the calculation of NOI and Cash NOI for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Operating income	$74,564	$58,659	$73,515	$49,105	$74,974
Acquisition-related expenses	777	1,120	909	756	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,740	11,167	9,507	14,411	12,875
General and administrative	15,240	18,274	13,221	14,429	12,679
Depreciation and amortization	166,152	175,259	172,383	180,148	179,012
Impairment of real estate	6,036	19,691	6,363	17,769	6,725
NOI	284,509	284,170	275,898	276,618	286,882
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(11,281)	(9,955)	(10,870)	(12,797)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,148	1,210	1,703	1,305
Net direct financing lease adjustments	539	517	491	464	621
Cash NOI - Excluded Properties	40	172	1,323	447	(780)
Cash NOI	$275,315	$274,726	$268,967	$268,362	$275,231
Normalized Cash NOI equals our Cash NOI for our most recently reported quarter and eliminates the Cash NOI for properties acquired or developments completed during the most recently reported quarter and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. Additionally, Normalized Cash NOI eliminates the Cash NOI contributed by properties disposed of during the most recently reported period. It is management's view that Normalized Cash NOI provides investors relevant and useful information because it reflects only the Cash NOI of properties owned as of the most recent reporting period. Normalized Cash NOI should not be considered as an alternative to operating income.
Normalized EBITDA Annualized equals Normalized EBITDA, for the respective quarter, multiplied by four.
Operating Properties refers to all properties owned by the Company except Excluded Properties as of the reporting date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties.

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Q1 2018 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income of Operating Properties.

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